EXHIBIT 1

                  Consent of Morgan Grenfell Asset Management


     The undersigned agrees that the Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Dated:  October __, 1997


                           MORGAN GRENFELL ASSET MANAGEMENT
                             LIMITED

                           By:_________________________
                              Name:
                              Title:


                           By:__________________________
                              Name:
                              Title: